Exhibit 99.1

PREMIER SERVICE BANK

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2013 AND 2012

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants

Independent Auditor’s Report

Board of Directors and Shareholders of

Premier Service Bank

Report on Financial Statements

We have audited the accompanying financial statements of Premier Service Bank, which are comprised of the statements of financial condition  as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Service Bank as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Laguna Hills California

December 19, 2014

25231 Paseo De Alicia, Suite 100    Laguna Hills, CA  92653    Tel: 949.768.0833    Fax: 949.768.8408    www.vtdcpa.com

FRESNO  •  LAGUNA HILLS  •  PALO ALTO  •  PLEASANTON  •  RANCHO CUCAMONGA  •  RIVERSIDE  •  SACRAMENTO

PREMIER SERVICE BANK

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS

Cash and Due from Banks	$48,874,459	$39,547,801
Federal Funds Sold	—	475,000
TOTAL CASH AND CASH EQUIVALENTS	48,874,459	40,022,801

Investment Securities Available for Sale	15,078,513	1,190,430
Investment Securities Held to Maturity	2,509,923	2,855,681

Loans:
Construction and Land Development	2,120,137	7,049,557
Commercial Real Estate	44,644,457	59,564,392
Residential Real Estate	3,802,422	5,954,243
Commercial and Industrial	9,328,250	10,157,299
Consumer	242,872	219,400
GROSS LOANS	60,138,138	82,944,891
Deferred Loan Fees, Net of Costs	(126,831)	(134,400)
Allowance for Loan Losses	(2,149,441)	(2,732,744)
NET LOANS	57,861,866	80,077,747

Premises and Equipment	349,072	380,203
Federal Home Loan Bank and Other Bank Stock, at cost	521,200	833,800
Bank-Owned Life Insurance	3,640,093	3,535,956
Other Real Estate Owned	1,573,560	2,594,606
Accrued Interest and Other Assets	447,254	529,576

TOTAL ASSETS	$130,855,940	$132,020,800

The accompanying notes are an integral part of these financial statements.

PREMIER SERVICE BANK

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2013 AND 2012

	2013	2012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-Bearing Demand	$44,341,513	$38,702,388
Savings, NOW and Money Market Accounts	64,569,459	60,456,078
Time Deposits Under $100,000	4,312,324	5,184,418
Time Deposits Over $100,000	4,119,670	4,935,606
TOTAL DEPOSITS	117,342,966	109,278,490
Federal Home Loan Bank Advances	2,000,000	11,000,000
Accrued Interest and Other Liabilities	1,024,766	942,559
TOTAL LIABILITIES	120,367,732	121,221,049

Commitments and Contingencies - Notes D and I	—	—

Shareholders’ Equity:
Preferred Stock - 10,000,000 Shares Authorized, No Par Value 4,200 Shares Outstanding in 2013 and 2012, Respectively	4,196,353	4,152,349
Common Stock - 10,000,000 Shares Authorized, No Par Value; Shares Issued and Outstanding - 1,261,281 in 2013 and 2012	13,147,433	13,147,433
Additional Paid-in Capital	285,313	285,313
Accumulated Deficit	(6,992,703)	(6,833,151)
Accumulated Comprehensive Income - Unrealized Gain (Loss) on Available-for-Sale Securities, Net of Taxes of $0 in 2013 and $33,223 in 2012	(148,188)	47,807
TOTAL SHAREHOLDERS’ EQUITY	10,488,208	10,799,751

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$130,855,940	$132,020,800

The accompanying notes are an integral part of these financial statements.

PREMIER SERVICE BANK

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
INTEREST INCOME
Interest and Fees on Loans	$4,382,408	$6,285,678
Interest on Investment Securities	238,534	221,923
Other Interest Income	137,482	88,492
TOTAL INTEREST INCOME	4,758,424	6,596,093
INTEREST EXPENSE
Interest on Savings, NOW and Money Market Accounts	226,031	296,466
Interest on Time Deposits Less Than $100,000	23,865	37,355
Interest on Time Deposits $100,000 and Over	37,619	48,754
Interest on FHLB Advances	136,133	349,223
TOTAL INTEREST EXPENSE	423,648	731,798
NET INTEREST INCOME	4,334,776	5,864,295
Provision for Loan Losses	—	225,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,334,776	5,639,295
NONINTEREST INCOME
Service Charges, Fees and Other	409,325	496,481
Merger Termination Fee	250,000	—
Earnings on Bank-Owned Life Insurance	104,136	110,603
TOTAL NONINTEREST INCOME	763,461	607,084
NONINTEREST EXPENSE
Salaries and Employee Benefits	2,578,668	2,586,005
Occupancy and Equipment Expenses	678,521	672,976
Data Processing	491,738	487,429
Marketing and Business Promotion	171,537	161,300
Professional Fees	321,804	546,075
Customer Expenses	148,438	175,037
Office Expenses	118,824	111,147
FDIC Assessment	283,306	320,327
Other Real Estate Owned Write Down and Expenses	176,383	837,784
Other Expenses	243,766	195,325
TOTAL NONINTEREST EXPENSE	5,212,985	6,093,405
INCOME (LOSS) BEFORE INCOME TAXES	(114,748)	152,974
Income Tax Expense	800	800
NET INCOME (LOSS)	(115,548)	152,174
Preferred Stock Dividends and Accretion of Discount	(44,004)	(44,004)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(159,552)	$108,170
NET INCOME (LOSS) PER SHARE - BASIC	$(0.13)	$0.09
NET INCOME (LOSS) PER SHARE - DILUTED	$(0.13)	$0.09

The accompanying notes are an integral part of these financial statements.

PREMIER SERVICE BANK

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

Net Income (Loss)	$(115,548)	$152,174

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized Loss on Securities Available for Sale	(229,218)	(62,639)
	(229,218)	(62,639)
Income Tax Expense (Benefit)	(33,223)	(25,682)

TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	(195,995)	(36,957)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(311,543)	$115,217

The accompanying notes are an integral part of these financial statements.

PREMIER SERVICE BANK

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

							Accumulated
	Preferred Stock		Common Stock				Other
	Number of		Number of		Additional	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Income (Loss)	Total

Balance at January 1, 2012	4,200	$4,108,345	1,261,281	$13,147,433	$285,313	$(6,941,321)	$84,764	$10,684,534

Net Income						152,174		152,174

Accretion of Discount on Preferred Stock		44,004				(44,004)		—

Change in Other Comprehensive Income, Net of Taxes							(36,957)	(36,957)

Balance at December 31, 2012	4,200	4,152,349	1,261,281	13,147,433	285,313	(6,833,151)	47,807	10,799,751

Net Loss						(115,548)		(115,548)

Accretion of Discount on Preferred Stock		44,004				(44,004)		—

Change in Other Comprehensive Income, Net of Taxes							(195,995)	(195,995)

Balance at December 31, 2013	4,200	$4,196,353	1,261,281	$13,147,433	$285,313	$(6,992,703)	$(148,188)	$10,488,208

The accompanying notes are an integral part of these financial statements.

PREMIER SERVICE BANK

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
OPERATING ACTIVITIES
Net Income (Loss)	$(115,548)	$152,174
Adjustments to Reconcile Net Income (Loss) to Net Cash From Operating Activities:
Depreciation and Amortization	80,246	80,433
Provision for Loan Losses	—	225,000
Write Down of Other Real Estate Owned, net of Gain on Sale	128,052	646,950
Net Increase in Bank-Owned Life Insurance	(104,136)	(110,603)
Net Amortization of Premium on Investment Securities	9,141	4,648
(Gain) Loss on Sale of Other Bank Owned Assets	—	(4,710)
Other Items, net	192,698	599,723
NET CASH FROM OPERATING ACTIVITIES	190,453	1,593,615

INVESTING ACTIVITIES
Maturities of Held-to-Maturity Securities	340,000	—
Purchase of Available-for-Sale Securities	(15,097,718)	—
Maturities and Principal Payment of Available-for-Sale Securities	977,034	4,332,655
Sales of Federal Home Loan Bank Stock	312,600	208,100
Proceeds on Sale of Other Real Estate Owned	2,466,553	1,992,387
Net Decrease in Loans	20,649,890	18,561,785
Purchases of Premises and Equipment	(51,630)	(51,916)
NET CASH FROM INVESTING ACTIVITIES	9,596,729	25,043,011

FINANCING ACTIVITIES
Net Increase (Decrease) in Demand Deposits and Savings Accounts	9,752,506	(1,417,974)
Net (Decrease) in Time Deposits	(1,688,030)	(1,062,743)
Net Decrease in Federal Home Loan Bank Advances	(9,000,000)	(7,000,000)
NET CASH FROM FINANCING ACTIVITIES	(935,524)	(9,480,717)

INCREASE IN CASH AND CASH EQUIVALENTS	8,851,658	17,155,909
Cash and Cash Equivalents at Beginning of Period	40,022,801	22,866,892

CASH AND CASH EQUIVALENTS AT END OF YEAR	$48,874,459	$40,022,801

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$426,555	$761,731
Taxes Paid	$5,800	$5,800
Transfer of Loans to Other real Estate Owned	$1,573,560	$2,309,750

The accompanying notes are an integral part of these financial statements.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Premier Service Bank (the “Bank”) was incorporated in the State of California and organized as a single operating segment that operates two full-service offices Riverside County, California.  The Bank’s primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Subsequent Events

The Bank has evaluated subsequent events for recognition and disclosure through December 19, 2014, which is the date the financial statements were available to be issued.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold.  Generally, federal funds are sold for one-day periods.

Cash and Due from Banks

Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank.  The Bank has complied with the reserve requirements as of December 31, 2013 and 2012.

The Bank maintains amounts due from banks, which may exceed federally insured limits.  The Bank has not experienced any losses in such accounts.

Investment Securities

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Investment Securities - Continued

Investments not classified as trading securities nor as held-to-maturity securities are classified as available-for-sale securities and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders’ equity. Premiums and discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows; OTTI related to credit loss, which must be recognized in the income statement and; OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  For equity securities, the entire amount of impairment is recognized through earnings.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.  Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans.  The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on the contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectability.  When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.  Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible.  Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.  Amounts are charged off when available information confirms that specific loans or portions thereof, are uncollectible.  This methodology for determining charge-offs is consistently applied to each portfolio segment.

The Bank determines a separate allowance for each portfolio segment.  The allowance consists of specific and general reserves.  Specific reserves relate to loans that are individually classified as impaired.  A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Factors considered in determining impairment include payment status, collateral value and the probability of collecting all amounts when due.  Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discounted at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan.  The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.

The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans. Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired with measurement of impairment as described above.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

General reserves cover non-impaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Allowance For Loan Losses - Continued

Portfolio segments identified by the Bank include construction and land development, commercial real estate, residential real estate, commercial and industrial and consumer loans.  Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation and amortization.  Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and equipment.  Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter.  Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Federal Home Loan Bank of San Francisco Stock

As a member of the Federal Home Loan Bank (“FHLB”) of San Francisco, the Bank is required to own common stock in the FHLB of San Francisco based upon total assets and outstanding FHLB advances.  FHLB stock is carried at cost and may be sold back to the FHLB at its carrying value.  Both cash and stock dividends received are reported as dividend income.  The amount of FHLB stock outstanding as of December 31, 2013 and 2012 was $421,200 and $733,800, respectively.

Bank Owned Life Insurance

The Bank accounts for its investment in life insurance policies at the amount that could be realized under the insurance contract.

Other Real Estate Owned

Real estate acquired by foreclosure or deed in lieu of foreclosure is recorded at fair value at the date of foreclosure, establishing a new cost basis by a charge to the allowance for loan losses, if necessary.  Other real estate owned is carried at the lower of the Bank’s carrying value of the property or its fair value, less estimated carrying costs and costs of disposition.  Fair value is based on current appraisals less selling costs.  Any subsequent write-downs are charged against operating expenses and recognized as a valuation allowance.  Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other operating expenses.

Advertising Costs

The Bank expenses the costs of advertising in the period incurred.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements.  A valuation allowance is established to reduce the deferred tax asset to the level at which it is “more likely than not” that the tax asset or benefits will be realized.  Realization of tax benefits of deductible temporary differences and operating loss carry forwards depends on having sufficient taxable income of an appropriate character within the carry forward periods.

The Bank has adopted guidance issued by the Financial Accounting Standards Board (“FASB”) that clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return and provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

Comprehensive Income

Changes in unrealized gains and losses on available-for-sale securities net of income taxes is the only component of accumulated other comprehensive income for the Bank.

Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit as described in Note I.  Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Earnings per Share (“EPS”)

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Stock-Based Compensation

Compensation cost is recognized for stock options issued to employees, based on the fair value of these awards at the date of grant.  This cost is recognized over the period which an employee is required to provide services in exchange for the award, generally the vesting period.  See Note K for additional information on the Bank’s stock option plan.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value Measurement

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See Note M for more information and disclosures related to the Bank’s fair value measurements.

Reclassification

Certain reclassifications have been made in the 2012 financial statements to conform to the presentation used in 2013.  These classifications are of a normal recurring nature.

Adoption of New Accounting Standards

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update 2013-02, Comprehensive Income (“Topic 220”) - Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”). This ASU requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under Generally Accepted Accounting Principles (“GAAP”) to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts.  ASU 2013-02 is effective prospectively for annual and interim periods beginning after December 15, 2012 for public entities and annual periods beginning after December 15, 2013 for nonpublic entities.  The adoption of this ASU did not have a material impact on the Bank’s financial position, results of operations, or cash flows.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE B - INVESTMENT SECURITIES

Debt and equity securities have been classified in the balance sheets according to management’s intent. The amortized cost of securities and their approximate fair values at December 31 were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2013
Available-for-Sale Securities:
U.S. Government and Agency Securities	$4,542,578	$126	$(169,466)	$4,373,238
Wells Fargo Advantage Funds	10,051,733	—	(16,329)	10,035,404
Mortgage-Backed Securities	632,390	37,481	—	669,871

Total Available-for-Sale Securities	$15,226,701	$37,607	$(185,795)	$15,078,513

Held-to-Maturity Securities:
Obligations of State and Political Subdivisions	$2,509,923	$94,306	$—	$2,604,229

Total Held-to-Maturity Securities	$2,509,923	$94,306	$—	$2,604,229

December 31, 2012
Available-for-Sale Securities:
Mortgage-Backed Securities	$1,109,399	$81,031	$—	$1,190,430

Total Available-for-Sale Securities	$1,109,399	$81,031	$—	$1,190,430

Held-to-Maturity Securities:
Obligations of State and Political Subdivisions	$2,855,681	$183,286	$—	$3,038,967

Total Held-to-Maturity Securities	$2,855,681	$183,286	$—	$3,038,967

Investment securities carried at approximately $3,180,000 and with a fair value of $3,274,000 at December 31, 2013 were pledged to secure public deposits, FHLB advances, FRB discount window and other purposes as required by law.  At December 31, 2012 investment securities carried at approximately $3,965,000 and with a fair value of $4,229,000 were pledged to secure public deposits, FHLB advances, FRB discount window and other purposes as required by law.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE B - INVESTMENT SECURITIES - Continued

The scheduled contractual maturities of securities at December 31, 2013 are shown below.  Mortgage-backed securities are listed as a separate category due to the uncertainty of prepayment speed.  Expected maturities may differ from contractual maturities because the borrower may have the right to prepay obligations.

	Available-for-Sale Securities		Held-to-Maturity Securities
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due in One Year or Less	$10,051,733	$10,035,404	$—	$—
Due From One Year to Five Years	2,499,647	2,451,906	711,069	737,860
Due From Five to Ten Years	1,045,933	1,017,628	1,498,007	1,558,725
Due After Ten Years	996,998	903,704	300,847	307,644
Mortgage-backed Securities	632,390	669,871	—	—

	$15,226,701	$15,078,513	$2,509,923	$2,604,229

As of December 31, unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are summarized as follows:

	Less than Twelve Months		Twelve Months or More		Total
	Unrealized	Estimated	Unrealized	Estimated	Unrealized	Estimated
	Losses	Fair Value	Losses	Fair Value	Losses	Fair Value
December 31, 2013
U.S. Government and Agency Securities	$(169,466)	$3,827,178	$—	$—	$(169,466)	$3,827,178
Wells Fargo Advantage Funds	(16,329)	10,035,404	—	—	(16,329)	10,035,404

	$(185,795)	$13,862,582	$—	$—	$(185,795)	$13,862,582

As of December 31, 2012, there were no securities with unrealized losses.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE C - LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within the communities surrounding Riverside and Corona, California.  Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank’s market area and, as a result, the Bank’s loan and collateral portfolios are, to some degree, concentrated in those industries.

The Bank has pledged part of the loan portfolio as collateral for Federal Home Loan Bank (“FHLB”) line of credit.  The loans pledged to the FHLB totaled $47,549,000 and $63,803,000 at December 31, 2013 and 2012, respectively.

The following table presents the activity in the allowance for loan losses for the year 2013, and the recorded investment in loans and impairment method as of December 31, 2013 by portfolio segment:

	Construction
	Developmnent	Real Estate	Real Estate	and Industrial	Consumer	Total
December 31, 2013
Allowance for Loan Losses:
Beginning of Year	$314,212	$1,337,373	$191,906	$886,242	$3,011	$2,732,744
Provisions	(136,342)	251,239	(122,464)	7,355	212	—
Charge-offs	(16,447)	(182,348)	—	(568,110)	(139)	(767,044)
Recoveries	17,265	81,446	37,966	47,064	—	183,741

End of Year	$178,688	$1,487,710	$107,408	$372,551	$3,084	$2,149,441
Reserves:
Specific	$—	$4,704	$—	$53,441	$—	$58,145
General	178,688	1,483,006	107,408	319,110	3,084	2,091,296

	$178,688	$1,487,710	$107,408	$372,551	$3,084	$2,149,441

Loans Evaluated for Impairment:
Individually	$—	$2,120,000	$649,732	$1,340,110	$—	$4,109,842
Collectively	2,120,137	42,524,457	3,152,690	7,988,140	242,872	56,028,296

	$2,120,137	$44,644,457	$3,802,422	$9,328,250	$242,872	$60,138,138

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE C - LOANS - Continued

The following table presents the activity in the allowance for loan losses for the year 2012, and the recorded investment in loans and impairment method as of December 31, 2012 by portfolio segment:

	Construction
	and Land	Commercial	Residential	Commercial
	Developmnent	Real Estate	Real Estate	and Industrial	Consumer	Total
December 31, 2012
Allowance for Loan Losses:
Beginning of Year	$157,521	$1,227,909	$52,474	$915,849	$5,729	$2,359,482
Provisions	331,781	186,916	140,202	(431,181)	(2,718)	225,000
Charge-offs	(233,165)	(78,638)	(10,556)	(42,093)	—	(364,452)
Recoveries	58,075	1,186	9,786	443,667	—	512,714

End of Year	$314,212	$1,337,373	$191,906	$886,242	$3,011	$2,732,744
Reserves:
Specific	$6,279	$11,250	$42,205	$79,878	$—	$139,612
General	307,933	1,326,123	149,701	806,364	3,011	2,593,132

	$314,212	$1,337,373	$191,906	$886,242	$3,011	$2,732,744

Loans Evaluated for Impairment:
Individually	$86,450	$2,261,782	$934,599	$907,535	$—	$4,190,366
Collectively	6,963,107	57,302,610	5,019,644	9,249,764	219,400	78,754,525

	$7,049,557	$59,564,392	$5,954,243	$10,157,299	$219,400	$82,944,891

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors.  The Bank analyzes loans individually by classifying the loans as to credit risk.  This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans.  This analysis is performed on an ongoing basis as new information is obtained.  The Bank uses the following definitions for risk ratings:

Pass - Loans classified as pass include larger non-homogeneous loans not meeting the risk ratings defined below and smaller, homogeneous loans not assessed on an individual basis.

Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE C - LOANS - Continued

Impaired - A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Additionally, all loans classified as troubled debt restructurings are considered impaired.

The risk category of loans by class of loans was as follows as of December 31, 2013 and 2012:

		Special
	Pass	Mention	Substandard	Impaired	Total
December 31, 2013
Construction and Land Development	$1,850,823	$—	$269,314	$—	$2,120,137
Commercial Real Estate	38,506,152	1,818,558	2,199,747	2,120,000	44,644,457
Residential Real Estate	2,535,257	—	617,433	649,732	3,802,422
Commercial and Industrial	6,978,188	310,135	699,817	1,340,110	9,328,250
Consumer	242,872	—	—	—	242,872

	$50,113,292	$2,128,693	$3,786,311	$4,109,842	$60,138,138

December 31, 2012
Construction and Land Development	$5,021,413	$1,891,924	$49,770	$86,450	$7,049,557
Commercial Real Estate	52,477,932	1,858,742	2,965,936	2,261,782	59,564,392
Residential Real Estate	4,290,772	—	728,872	934,599	5,954,243
Commercial and Industrial	6,619,346	108,289	2,522,129	907,535	10,157,299
Consumer	219,400	—	—	—	219,400

	$68,628,863	$3,858,955	$6,266,707	$4,190,366	$82,944,891

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE C - LOANS - Continued

Past due and nonaccrual loans were as follows as of December 31:

	Still Accruing
	30-59 Days	60-89 Days	Over 90 Days
	Past Due	Past Due	Past Due	Nonaccrual
December 31, 2013
Construction and Land Development	$—	$—	$—	$—
Commercial Real Estate	1,975,277	—	—	2,120,000
Residential Real Estate	301,159	283,893	—	298,635
Commercial and Industrial	—	—	—	1,340,110
Consumer	—	—	—	—

	$2,276,436	$283,893	$—	$3,758,745

	Still Accruing
	30-59 Days	60-89 Days	Over 90 Days
	Past Due	Past Due	Past Due	Nonaccrual
December 31, 2012
Construction and Land Development	$—	$—	$—	$86,450
Commercial Real Estate	1,655,039	—	—	2,467,615
Residential Real Estate	—	13,079	—	23,633
Commercial and Industrial	41,290	—	—	907,536
Consumer	139	—	—	—

	$1,696,468	$13,079	$—	$3,485,234

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE C - LOANS - Continued

The following table presents the aging of the recorded investment in past due loans as of December 31:

	30-59 Days	60-89 Days	Over 89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2013
Construction and Land Development	$—	$—	$—	$—	$2,120,137	$2,120,137
Commercial Real Estate	1,975,277	—	645,624	2,620,901	42,023,556	44,644,457
Residential Real Estate	301,159	283,893	2,742	587,794	3,214,628	3,802,422
Commercial and Industrial	—	—	—	—	9,328,250	9,328,250
Consumer	—	—	—	—	242,872	242,872

	$2,276,436	$283,893	$648,366	$3,208,695	$56,929,443	$60,138,138

December 31, 2012
Construction and Land Development	$—	$—	$86,450	$86,450	$6,963,107	$7,049,557
Commercial Real Estate	1,655,039	—	654,324	2,309,363	57,255,029	59,564,392
Residential Real Estate	—	13,079	10,554	23,633	5,930,610	5,954,243
Commercial and Industrial	41,290	—	684,861	726,151	9,431,148	10,157,299
Consumer	139	—	—	139	219,261	219,400

	$1,696,468	$13,079	$1,436,189	$3,145,736	$79,799,155	$82,944,891

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE C - LOANS - Continued

Individually impaired loans were as follow as of December 31:

			Impaired Loans
	Unpaid		Without	With		Average	Interest
	Principal	Recorded	Specific	Specific	Related	Recorded	Income
	Balance	Investment	Reserve	Reserve	Allowance	Investment	Recognized
December 31, 2013
Construction and Land Development	$—	$—	$—	$—	$—	$—	$—
Commercial Real Estate	3,500,963	2,120,000	1,474,376	645,624	4,704	2,190,891	—
Residential Real Estate	794,183	649,732	649,732	—	—	647,831	21,267
Commercial and Industrial	1,664,805	1,340,110	1,233,227	106,883	53,441	946,108	—
Consumer	—	—	—	—	—	—	—

	$5,959,951	$4,109,842	$3,357,335	$752,507	$58,145	$3,784,830	$21,267

December 31, 2012
Construction and Land Development	$144,585	$86,450	$—	$86,450	$6,279	$681,137	$11,375
Commercial Real Estate	3,600,805	2,261,782	1,607,457	654,325	11,250	3,206,525	—
Residential Real Estate	1,083,852	934,599	—	934,599	42,205	925,484	59,922
Commercial and Industrial	1,190,235	907,535	222,674	684,861	79,878	951,524	—
Consumer	—	—	—	—	—	—	—

	$6,019,477	$4,190,366	$1,830,131	$2,360,235	$139,612	$5,764,670	$71,297

Interest income included above recognized on the cash basis amounted to $0 and $69,131 in 2013 and 2012, respectively.

The Bank has allocated $0 and $8,000 of specific reserve to troubled debt restructurings (“TDR”) as of December 31, 2013 and 2012, respectively.  The recorded investment for TDRs was approximately $2,904,000 and $1,851,000 as of December 31, 2013 and 2012, respectively.  The Bank has not committed to lend additional amounts as of December 31, 2013 and 2012 to customers with outstanding loans that are classified as TDRs.

During the year ended December 31, 2013, the terms of certain loans were modified as troubled debt restructurings.  The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk or a temporary forbearance with regard to the payment of principal and interest.

Modifications involving temporary forbearance of principal or interest were for periods ranging from six months to twelve months.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE C - LOANS - Continued

The following table presents loans by class modified as troubled debt restructurings that occurred during the period ended December 31, 2013:

		Pre-	Post-
		Modification	Modification
	Number of	Recorded	Recorded
	Loans	Investment	Investment

Construction and Land Development		$—	$—
Commercial Real Estate
Residential Real Estate	1	116,928	116,928
Commercial and Industrial	2	1,064,380	1,064,380
Consumer		—	—

	3	$1,181,308	$1,181,308

During the year ended December 31, 2012, the Bank has not modified the terms of any loan as TDRs.

There were no TDRs for which there were payment defaults within twelve months following the modification during the period ended December 31, 2013 and 2012.

NOTE D - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31 follows:

	2013	2012
Leasehold Improvements	$590,362	$594,652
Furniture, Fixtures, and Equipment	1,270,264	1,218,635
	1,860,626	1,813,287
Less Accumulated Depreciation and Amortization	(1,511,554)	(1,433,084)
	$349,072	$380,203

The Bank has entered into two operating lease agreements that cover its Riverside office and Corona office.  The lease for the Riverside office lease expires on July 31, 2016, has no annual rent increases and has an option to extend the term of the lease for five years.  The lease for the Corona office expires on September 30, 2018, has no annual rent increases and has an option to extend the term of the lease for five years.  Rental expense, including common area charge, related to these leases was approximately $428,000 in 2013 and $443,000 in 2012.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE D - PREMISES AND EQUIPMENT - Continued

At December 31, 2013, the future minimum annual lease payments for the Bank’s leases are as follows:

2014	$423,841
2015	423,841
2016	294,253
2017	112,831
2018	84,623

Total	$1,339,389

The minimum rental payments shown above are given for the existing lease obligation and are not a forecast of future rental expense.

NOTE E - DEPOSITS

At December 31, 2013, the scheduled maturities of time deposits are as follows:

2014	$6,631,356
2015	1,668,344
2016	132,294

Total	$8,431,994

NOTE F - OTHER BORROWINGS

The Bank may borrow up to $2,299,000 overnight secured by the Bank’s municipal bond portfolio from the FRB discount window.  As of December 31, 2013 no amounts were outstanding under this arrangement.

The Bank maintains a line of credit with FHLB.  The maximum amount the Bank may borrow under this arrangement is limited to the lesser of a percentage of eligible collateral as established in the agreement or 20% of the Bank’s total assets.  At December 31, 2013, the financing availability from the FHLB was approximately $26,212,000.  FHLB advances are collateralized by loans with a carrying value of approximately $47,549,000 and the mortgage-backed securities portfolio with a carrying value of approximately $670,000 at December 31, 2013.  As of December 31, 2013, the Bank borrowed $2,000,000 from the FHLB at a rate of 4.05%, maturing October 27, 2014.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE G — EMPLOYEE PROFIT SHARING AND DEFERRED COMPENSATION

The Bank sponsors a 401(k) plan for the benefit of its employees.  Contributions to these plans are determined by the Board of directors.  The Bank did not make a contribution to the 401(k) plan in 2013 and 2012.

In 2006 and 2008 the Bank entered into deferred compensation agreements with key officers.  Under these agreements, the Bank is obligated to provide, upon retirement, a fixed benefit for each of the officers for a fixed period of time.  The annual benefits range from $45,000 to $50,000 for key officers.  The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreements until the expected retirement dates of the participants.  Early termination benefit is also provided by these agreements paying the key officers the accrued liability balance defined in the agreements.  The expense incurred for these agreements for the year ended December 31, 2013 was approximately $65,000, and for the year ended December 31, 2012 was approximately $97,000.  The amount accrued for these agreements as of December 31, 2013 and 2012 was approximately $502,000 and $437,000, respectively.  The Bank is a beneficiary of life insurance policies that have been purchased as a method of financing the benefits under the agreements.

NOTE H - INCOME TAXES

The income tax expense for the years ended December 31, is comprised of the following:

	2013	2012
Current:
Federal	$—	$—
State	800	800
	800	800
Deferred	(61,000)	(18,000)
Valuation Allowance	61,000	18,000

	$800	$800

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE H - INCOME TAXES - Continued

Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition.  The following is a summary of the components of the net deferred tax asset accounts recognized in the accompanying statements of financial condition at December 31:

	2013	2012
Deferred Tax Assets:
Allowance for Loan Losses Due to Tax Differences	$465,000	$493,000
Other Real Estate Owned	30,000	242,000
Deferred Compensation	207,000	180,000
Non Accrued Loan Interest	454,000	331,000
Operating Loss Carryforwards	2,026,000	1,876,000
Other Items	144,000	168,000
	3,326,000	3,290,000

Valuation Allowance	(3,264,000)	(3,203,000)

Deferred Tax Liabilities:
Depreciation Differences	—	(15,000)
Deductible Prepaid Items	(35,000)	(34,000)
Unrecognized Gain on AFS Securities	—	(33,000)
Deferred Loan Costs and Other Items	(27,000)	(38,000)
	(62,000)	(120,000)

Net Deferred Tax Assets	$—	$(33,000)

A comparison of the federal  income tax rates to the Bank’s Effective income tax rate at December 31 follows:

	2013		2012
	Amount	Rate	Amount	Rate
Statutory Federal Tax	$(39,000)	(34.0)%	$52,000	34.0%
State Franchise Tax, net of Federal Benefit	(6,000)	(5.2)%	3,000	2.0%
Valuation Allowance	61,000	53.2%	18,000	11.8%
Earnings on Bank-Owned Life Insurance	(35,000)	(30.5)%	(38,000)	(24.8)%
Tax Free Municipal Income	(33,000)	(28.8)%	(34,000)	(22.2)%
Merger Expenses	47,000	41.0%	—
Other Items, net	5,800	5.1%	(200)	(0.1)%

Actual Tax Expense	$800	0.8%	$800	0.7%

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE H - INCOME TAXES - Continued

The valuation allowance was established because the Bank has not reported earnings sufficient enough to support the full recognition of the deferred tax assets.  The Bank has net operating loss carryforwards of approximately $4,961,000 for federal income tax purposes and $4,746,000 for California franchise tax purposes.  Federal and California net operating loss carryforwards, to the extent not used will expire in 2033.

In accordance with accounting standards, the Bank records interest and penalties related to uncertain tax positions as part of income tax expense.  There was no penalty or interest expense recorded as of December 31, 2013 and 2012.  The Bank does not expect the total amount of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

The Bank is subject to federal income tax and franchise tax of the state of California.  Income tax returns for the years ending after December 31, 2010 are open to audit by the federal authorities and for the years ending after December 31, 2009 are open to audit by California state authorities.

NOTE I - COMMITMENTS

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its customers.  These financial commitments include commitments to extend credit.  Those instruments involve to varying degrees, elements of credit and interest rate risk not recognized in the Bank’s financial statements.

The Bank’s exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of December 31, 2013 and 2012, the Bank had the following approximate outstanding financial commitments whose contractual amount represents credit risk:

	2013	2012
Commitments to Extend Credit	$7,246,000	$7,152,000
Standby Letters of Credit	811,000	526,000

Commitments to Extend Credit	$8,057,000	$7,678,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements.  The Bank evaluates each client’s credit worthiness on a case-by-case basis.  The amount of collateral obtained if deemed necessary by the Bank is based on management’s credit evaluation of the customer.  The majority of the Bank’s commitments to extend credit generally are secured by real estate.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE J - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to certain officers and directors and the companies with which they are associated.  A summary of the activity in these loans follows:

	2013	2012
Outstanding Balance at Beginning of Year	$12,602	$412,754
Credit Granted, Including Renewals	30,000	—
Repayments	(6,811)	(400,152)
	$35,791	$12,602

Deposits from related parties held by the Bank December 31, 2013 and 2012 was approximately $2.052.000 and $3,137,000, respectively.

NOTE K - STOCK OPTION PLAN

The Bank’s 2000 Stock Option Plan was approved by its shareholders in April 2002.  Under the terms of the 2000 Stock Option Plan, officers and key employees may be granted both nonqualified and incentive stock options and directors and other consultants, who are not also an officer or employee, may only be granted nonqualified stock options.  The Plan provides for options to purchase 309,617 shares of common stock at a price not less than 100% of the fair market value of the stock on the date of the grant and generally vest over five years.  Stock options expire no later than ten years from the date of the grant.  The Plan provides for accelerated vesting if there is a change of control, as defined in the Plan.  The Bank recognized stock-based compensation cost in 2013 and 2012.

A summary of the status of the Bank’s stock option plan as of December 31, 2013 and changes during the year ending thereon is presented below:

Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding at Beginning of Year	35,500	$16.48
Granted	—	$—
Exercised	—	$—
Forfeited or Expired	—	$—

Outstanding at End of Year	35,500	$16.48	1.4 Years	$—

Options Exercisable	35,500	$16.48	1.4 Years	$—

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE L - EARNINGS PER SHARE (“EPS”)

The following is a reconciliation of net income and shares outstanding to the income and number of shares used to compute EPS:

	2013		2012
	Loss	Shares	Income	Shares

Net Income (Loss) as Reported	$(115,548)		$152,174
Accretion of Discount on Preferred Stock	(44,004)		(44,004)
Shares Outstanding at Year End		1,261,281		1,261,281
Impact of Weighting Shares
Issued During the Year		—		—
Used in Basic EPS	(159,552)	1,261,281	108,170	1,261,281
Dilutive Effect of Outstanding
Stock Options		—		—

Used in Diluted EPS	$(159,552)	1,261,281	$108,170	1,261,281

NOTE M - FAIR VALUE MEASUREMENT

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Securities: The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1) or matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities resulting in a level 2 classification.

Collateral-Dependent Impaired Loans:  The Bank does not record loans at fair value on a recurring basis.  However, from time to time, fair value adjustments are recorded on these loans to reflect partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral.  The fair value estimates for collateral-dependent impaired loans are generally based on recent real estate appraisals or broker opinion, obtained from independent third-parties, which are frequently adjusted by management to reflect current conditions and estimated selling cost (Level 3).

Other Real Estate Owned: Other real estate owned represents real estate that has been foreclosed and adjusted to fair value.  At the time of foreclosure, these assets are recorded at fair value less costs to sell, which becomes the asset’s new basis.  Any write-downs based on the asset’s fair value at the date of foreclosure are charged to the allowance for loan losses.  The fair value of other real estate owned is generally based on recent real estate appraisals or broker opinions, obtained from independent third parties, which are frequently adjusted by management to reflect current conditions and estimated selling costs (Level 3).

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE M - FAIR VALUE MEASUREMENT

Appraisals for other real estate owned are performed by certified general appraisers whose qualifications and licenses have been reviewed and verified by the Bank.  Once received, a member of the loan department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value.  The Bank also determines what additional adjustments, if any, should be made to the appraisal values on any remaining other real estate owned to arrive at fair value.  No significant adjustments to appraised values have been made as a result of this comparison process as of December 31, 2013.

The following table provides the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31:

	Fair Value Measurements Using
December 31, 2013	Level 1	Level 2	Level 3
Assets measured at fair value on a recurring basis
Securities Available for Sale	$—	$15,078,513	$—
				Total
				Losses
Assets measured at fair value on a Non-recurring basis
Collateral-Dependent Impaired Loans
Net of Specific Reserves
Commercial Real Estate	$—	$—	$640,920	$—

Other Real Estate Owned, Net	$—	$—	$1,573,560	$—

December 31, 2012
Assets measured at fair value on a recurring basis
Securities Available for Sale	$—	$1,190,430	$—
				Total
				Losses
Assets measured at fair value on a Non-recurring basis
Collateral-Dependent Impaired Loans
Net of Specific Reserves
Construction and Land Development	$—	$—	$80,171	$13,160
Commercial Real Estate	—	—	1,830,274	—
Comercial and Industrial	—	—	604,982	—
Total	$—	$—	$2,515,427	$13,160

Other Real Estate Owned, Net	$—	$—	$2,594,606	$148,100

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE M - FAIR VALUE MEASUREMENT - Continued

As of December 31, 2013 collateral-dependent impaired loans, which are measured for impairment using the fair value of the collateral, had a carrying value of approximately $646,000, with a specific reserve of approximately $5,000.

As of December 31, 2012 collateral-dependent impaired loans, which are measured for impairment using the fair value of the collateral, had a carrying value of approximately $2,613,000, with a specific reserve of approximately $97,000.

Quantitative information about the Bank’s nonrecurring Level 3 fair value measurements as of December 31, 2013 is as follows:

	Fair Value		Unobservable	Adjustment
	Amount	Valuation Technique	Input	Percentage
Impaired Loans	$641,000	Appraisals	Selling Costs, Maintenance and Taxes	8%
Other Real Estate Owned	$1,574,000	Appraisals	Selling Costs	7%

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have potential effect on fair value estimates and have not been considered in many of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Cash and Cash Equivalents, Federal Funds Sold and Interest-Bearing Deposits in Other Bankss

The carrying amounts reported in the statements of financial condition approximate their fair values due to the short-term nature of the assets.

Investment Securities

Fair value for securities is based on quoted market prices, when available, or on quoted market process for similar instruments.  See Note M for the fair value of securities.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

Loans

For variable-rate loans that reprice frequently and  with no significant change in credit risk, fair value is based on carrying value.  Fair value for all other loans is estimated based on discounted cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality resulting in a Level 2 classification.  Prepayments prior to the repricing date are not expected to be significant.  The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

Collateral-Dependent Impaired Loans

See Fair Value Measurement footnote discussion in Note M.

FHLB Stock and Other Bank Stock

The carrying amount approximates fair market value, as the fair values of these stock are not readily determinable due to the lack of its transferability.

Deposits

The fair values disclosed for demand deposits, including interest and non-interest demand accounts, savings, and certain types of money market accounts are, by definition based on carrying values.  Fair value for fixed-rate certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

Borrowings

The fair values of Federal Home Loan Bank Advances are based on discounted cash flows.  The discount rate is equal to the market rate currently offered by similar products.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

The fair value hierarchy level and estimated fair value of  the Bank’s significant financial instruments at December 31, 2014 and 2013 are summarized as follows (dollar amounts in thousands):

		2013		2012
	Fair Value	Carrying	Fair	Carrying	Fair
	Hierarchy	Value	Value	Value	Value
Financial Assets:
Cash and Due From Banks	Level 1	$48,874	$48,874	$39,548	$39,548
Federal Funds Sold	Level 1		—	475	475
Investment Securities Available for Sale	Level 2	15,079	15,079	1,190	1,190
Investment Securities Held to Maturity	Level 2	2,510	2,604	2,856	3,039
Loans, net	Level 2	57,216	57,834	77,465	78,242
Collateral-Dependent Impaired Loans	Level 2	646	641	2,613	2,515
FHLB Stock and Other Bank Stock	Level 2	521	521	834	834

Financial Liabilities:
Demand Deposits	Level 1	108,911	108,911	99,158	99,158
Time Deposits	Level 2	8,432	8,451	10,120	10,131
FHLB Borrowings	Level 1	2,000	2,059	11,000	11,143

NOTE O - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

On November 30, 2010, the Bank and representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Financial Institutions (the “DFI”) entered into a Stipulation and Consent to the Issuance of a Consent Order (the “Consent”).  The Consent was signed by the Bank on that date without admitting or denying any charges of unsafe or unsound banking practices and violation of law and/or regulations.  Pursuant to the consent, a joint Consent Order (the “Order”) was issued by the FDIC and the DFI on December 1, 2010.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE O - REGULATORY MATTERS - Continued

As of December 31, 2013, the most recent notification from the FDIC Bank categorized the Bank as adequately capitalized under the Order (there are no conditions or events since that notification that management believes have changed the Bank’s category).  The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
					To Be Well-
					Capitalized
			For Capital		Under Prompt
			Adequacy		Corrective
	Actual		Purposes		Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
As of December 31, 2013:
Total Capital (to Risk-Weighted Assets)	$11,494	16.7%	$5,494	8.0%		*	*
Tier 1 Capital (to Risk-Weighted Assets)	$10,620	15.5%	$2,747	4.0%	$4,121		6.0%
Tier 1 Capital (to Average Assets)	$10,620	8.1%	$5,271	4.0%		*	*

As of December 31, 2012:
Total Capital (to Risk-Weighted Assets)	$11,879	13.4%	$7,082	8.0%		*	*
Tier 1 Capital (to Risk-Weighted Assets)	$10,752	12.1%	$3,541	4.0%	$5,312		6.0%
Tier 1 Capital (to Average Assets)	$10,752	7.7%	$3,594	4.0%		*	*

* The Order issued by the FDIC and the DFI requires several corrective actions and restricts other actions by the Bank.  Among these provisions is the requirement that within 90 days from the effective date of the Order (by February 28, 2011), the Bank shall increase and thereafter maintain its Tier I capital in such an amount to ensure that the Bank’s leverage ratio equals or exceed 9.5 percent.  Within 90 days from the effective date of the Order (by February 28, 2011), the Bank is required to increase and thereafter maintain its total risk-based capital ratio in such an amount as to equal or exceed 12 percent.  As noted in the table above, the Bank was not in compliance, as of December 31, 2013, with the leverage ratio requirement as of that date.  Although not in full compliance with both of the capital ratios required by the Order as of December 31, 2013, the Bank was adequately capitalized as of that date under applicable regulatory guidelines.  The Bank was not in compliance with either capital ratio as of December 31, 2012.

In a letter dated June 22, 2010, the Bank was advised by the FDIC that the Bank is considered “troubled” for the purposes of Section 32 of the Federal Deposit Insurance Act.  As a result of this designation, the Bank must notify the FDIC in writing at least 30 days prior to certain management changes.  These changes include the addition or replacement of a board member, or the employment or change in responsibilities of anyone who is, who will become, or who performs the duties of a senior executive officer.  In addition, the Bank was notified that it is considered “troubled” for purposes of Part 359 of the FDIC rules and regulations.  In accordance with Part 359, prior to entering into any agreement to pay and prior to making any golden parachute payment or excess nondiscriminatory severance plan payment to any institution-affiliated party, the Bank must file an application pursuant to section 303.244 and 359.6 of the FDIC Rules and Regulations to obtain the consent of the FDIC.  These provisions and Restriction may make the Bank less competitive in hiring senior executive officers.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE O - REGULATORY MATTERS - Continued

The California Financial Code also provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distribution made by the Bank’s shareholders during the same period.  The Bank is also restricted in its ability to pay dividends by the Order and by the terms of the preferred stock issued to the Treasury under the Capital Purchase Plan.

NOTE P — SENIOR PREFERRED STOCK

On February 20, 2009, the Bank elected to participate in the Capital Purchase Plan (“CPP”) of the Department of the Treasury (the “Treasury”), by issuing 4,000 shares of the Bank’s Fixed Rate Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and 200 shares of Fixed Rate Non-cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) for an aggregate purchase price of $4,000,000 in cash less costs of $20,000. The redemption price of both Series A and Series B Preferred Stock will be $4,200,000. The discount of $220,000 will be accreted against retained earnings over the estimated five-year life of the Preferred Stock, reducing the reported income available for common shareholders.

The Series A Preferred Stock Qualifies as Tier I capital and pays non-cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. The Series A Preferred Stock may be redeemed after notice from the Bank to the Treasury, subject to consultation with the appropriate Federal Banking Agency and subject to the existing supervisory procedures for approving redemption requests for capital instruments. The Series B Preferred Stock also qualifies as Tier I Capital and pays noncumulative dividends at a rate of 9% per annum. The Series B Preferred Stock may only be redeemed after all of the Series A Preferred Stock has been redeemed. For as long as any Preferred Stock is outstanding and held by Treasury, no dividends may be declared on common shares.

In the Purchase Agreement, the Bank agreed that, until such time as the Treasury ceases to own debt or equity securities of the Bank acquired pursuant to the Purchase Agreement, the Bank will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”), as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of the issuance of the Preferred Stock, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

The Bank failed to pay its eighteenth dividend as of the dividend payment date of November 15, 2013.  After the Bank’s failure to pay five dividends, the Treasury appointed an observer who has been periodically attending the regular meetings of the Board of Directors held since October 21, 2010. As a result of the Bank’s failure to pay six dividend payments, the Treasury has the right to appoint two directors to the Board. Any directors appointed by the Treasury would not replace any existing directors, but would be added to the existing Board.  As of December 31, 2013, the Treasury has not appointed any directors to the Board, and has not indicated an intention to do so.

PREMIER SERVICE BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE Q — TERMINATION OF MERGER

On February 27, 2012, the Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First California Bank, a state chartered commercial bank (“FCB”), and its holding company, First California Financial Group, Inc. (“FCAL”)(Nasdaq: FCAL), pursuant to which the Bank was to merge into FCB (the “Merger”). The Merger Agreement was amended by the parties on July 9, 2012. That amendment included an extension of the closing date for the Merger to December 31, 2012.  Subsequent to that date, in January 2013, FCB, FCAL and the Bank agreed to terminate the Merger Agreement and the proposed Merger on terms acceptable to each of the parties.

NOTE R - SUBSEQUENT EVENT

On November 4, 2013 the Bank entered into a Plan and Agreement of Merger (“Merger Agreement”) with Independence Bank (“IB”) to merge with and into IB in exchange for cash and common stock of Independence Bank or approximately $6.85 per Premier Service Bank (“PSB”) common share or $8.6 million in aggregate.  Independence Bank will also assume and pay off the outstanding preferred stock that has been issued to the U.S. Treasury in the amount of approximately $4.2 million.  The common shareholders of PSB will have the option of exchanging each share for either cash or Independence Bank common stock, subject to an overall consideration mix of 55% cash and 45% Independence Bank common Stock.  The merger was completed on January 31, 2014.